Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Phone: 770-419-3355	/ Lynn Lewis
CryoLife D. Ashley Lee Executive Vice President, Chief Financial Officer and Chief Operating Officer Phone: 770-419-3355	Gilmartin Group LLC Brian Johnston / Lynn Lewis Phone: 631-807-1986 investors@cryolife.com

CryoLife Reports Second Quarter 2020 Financial Results

Second Quarter and Recent Business Highlights:

•	Achieved total revenues of $53.8 million in the second quarter 2020 versus $71.1 million in the second quarter of 2019
o	Total revenues decreased 24% and decreased 23% on a non-GAAP constant currency basis versus second quarter 2019
•	Completed $100.0 million convertible debt financing for general corporate purposes, including the repayment of approximately $30.0 million outstanding under the revolving credit facility
•	Initiated enrollment in PROACT Xa clinical trial
•	Initiated limited market release of E-vita Open NEO and E-nside and limited relaunch of NEXUS™

ATLANTA, GA – (July 30, 2020) – CryoLife, Inc. (NYSE: CRY),  a leading cardiac and vascular surgery company focused on aortic disease, announced today its financial results for the second quarter ended June 30, 2020.

“Despite the disruptions to our business from COVID-19, we posted a solid second quarter and advanced on several of our key initiatives.  We believe our business is weathering the pandemic well, as we believe the majority of products in our portfolio are used in procedures that cannot be postponed or delayed for long,” commented Pat Mackin, Chairman, President, and Chief Executive Officer.  "We saw an improvement in procedure volumes sequentially month to month from April to June with a corresponding increase in revenue growth over those months.  Our manufacturing facilities continue to run at near capacity and our supply chain remains largely intact.  We have continued to fund R&D programs related to products that we believe will deliver revenue in 2021 and 2022, including our regulatory approvals for U.S. PerClot PMA, BioGlue China and PROACT Mitral.  We initiated limited market releases for Evita Open NEO and E-nside, with E-nya anticipated to follow by October, and a limited relaunch of NEXUS.  We also initiated enrollment in our PROACT Xa clinical trial.  Lastly, we completed a $100.0 million convertible debt financing to use for general corporate purposes, including the repayment of our $30.0 million revolver draw down.  We have the financial strength to be opportunistic on the business development front.  Given these achievements in the second quarter, we anticipate continued momentum in the second half of 2020 and are optimistic that we will have a  strong 2021.”

Second Quarter Financial Results

Total revenues for the second quarter of 2020 were $53.8 million, reflecting a decrease of (24%), and (23%) on a non-GAAP constant currency basis, both compared to the second quarter of 2019.  Decreases in all product lines reflect the impact of the COVID-19 pandemic on the number of procedures using our products.

Net loss for the second quarter of 2020 was ($3.7) million, or ($0.10) per fully diluted common share, compared to net income of $2.8 million, or $0.07 per fully diluted common share for the second quarter of 2019.  Non-GAAP net loss for the second quarter of 2020 was ($835,000), or ($0.02) per fully diluted common share, compared to non-GAAP net income of $4.1 million, or $0.11 per fully diluted common share for the second quarter of 2019.

2020 Financial Outlook

Due to uncertainties resulting from the COVID-19 pandemic, the Company is not issuing 2020 financial guidance at this time.

All numbers are presented on a GAAP basis except where expressly referenced as non-GAAP.  The Company does not provide GAAP income per common share on a forward-looking basis because the Company is unable to predict with reasonable certainty business development and acquisition-related expenses, purchase accounting fair value adjustments, and any unusual gains and losses without unreasonable effort.  These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP.

The Company's financial performance for 2020 is subject to the risks identified below.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures.  Investors should consider this non-GAAP information in addition to, and not as a substitute for, financial measures prepared in accordance with U.S. GAAP.  In addition, this non-GAAP financial information may not be the same as similar measures presented by other companies.  The Company's non-GAAP net income and non-GAAP EBITDA results exclude (as applicable) business development and integration expense, severance expense, amortization expense, inventory basis step-up expense, loss on foreign currency revaluation, stock-based compensation expense, and corporate rebranding expense.  The Company believes that these non-GAAP presentations provide useful information to investors regarding unusual non-operating transactions; the operating expense structure of the Company's existing and recently acquired operations, without regard to its on-going efforts to acquire additional complementary products and businesses and the transaction and integration expenses incurred in connection with recently acquired and divested product lines; and the operating expense structure excluding fluctuations resulting from foreign currency revaluation and stock-based compensation expense.  The Company believes it is useful to exclude certain expenses because such amounts in any specific period may not directly correlate to the underlying performance of its business operations or can vary significantly between periods as a result of factors such as acquisitions, or non-cash expense related to amortization of previously acquired tangible and intangible assets.  The Company has excluded the impact of changes in currency exchange from certain revenues to evaluate growth rates on a constant currency basis.  The Company does, however, expect to incur similar types of expenses and currency exchange impacts in the future, and this non-GAAP financial information should not be viewed as a statement or indication that these types of expenses will not recur.

Webcast and Conference Call Information

The Company will hold a teleconference call and live webcast later today, July 30, 2020 at 4:30 p.m. ET to discuss the results followed by a question and answer session.  To listen to the live teleconference, please dial 201-689-8261.  A replay of the teleconference will be available through August 6, 2020 and can be accessed by calling (toll free) 877-660-6853 or 201-612-7415.  The Conference ID for the replay is 13706961.

The live webcast and replay can be accessed by going to the Investor Relations section of the CryoLife website at www.cryolife.com and selecting the heading Webcasts & Presentations.

About CryoLife, Inc.

Headquartered in suburban Atlanta, Georgia, CryoLife is a leader in the manufacturing, processing, and distribution of medical devices and implantable tissues used in cardiac and vascular surgical procedures focused on aortic repair.  CryoLife markets and sells products in more than 100 countries worldwide.  For additional information about CryoLife, visit our website, www.cryolife.com.

Forward Looking Statements

Statements made in this press release that look forward in time or that express management's beliefs, expectations, or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements reflect the views of management at the time such statements are made.  These statements include our beliefs that our business us weathering the pandemic well; our belief that the majority of products in our portfolio are used in procedures that cannot be postponed or delayed for long; that we are continuing to fund R&D programs for products that will deliver revenue in 2021 and 2022, including our regulatory approvals for U.S. PerClot PMA, BioGlue China and PROACT Mitral; we will relaunch E-nya on a limited basis by October, 2020; we have the financial strength to be opportunistic on the business development front; and we will have continued momentum in the second half of 2020 and a strong 2021.  These forward-looking statements are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations, including the continued effects of COVID-19 and government mandates implemented to address the pandemic.  These risks and uncertainties include the risk factors detailed in our Securities and Exchange Commission filings, including our Form 10-K for year ended December 31, 2019.  CryoLife does not undertake to update its forward-looking statements, whether as a result of new information, future events, or otherwise.

CryoLife, Inc. and Subsidiaries

Financial Highlights

(In thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenues:
Products	$37,268	$51,168	$83,688	$99,569
Preservation services	16,503	19,971	36,512	39,075
Total revenues	53,771	71,139	120,200	138,644

Cost of products and preservation services:
Products	10,040	14,489	23,080	28,315
Preservation services	7,841	9,684	17,059	19,090
Total cost of products and preservation services	17,881	24,173	40,139	47,405

Gross margin	35,890	46,966	80,061	91,239

Operating expenses:
General, administrative, and marketing	32,288	34,623	71,290	71,143
Research and development	5,522	5,841	11,878	11,389
Total operating expenses	37,810	40,464	83,168	82,532

Operating (loss) income	(1,920)	6,502	(3,107)	8,707

Interest expense	3,652	3,811	7,040	7,705
Interest income	(66)	(233)	(168)	(349)
Other (income) expense, net	(740)	185	2,922	262

(Loss) income before income taxes	(4,766)	2,739	(12,901)	1,089
Income tax benefit	(1,077)	(93)	(2,547)	(1,446)

Net (loss) income	$(3,689)	$2,832	$(10,354)	$2,535

(Loss) income per common share:
Basic	$(0.10)	$0.08	$(0.27)	$0.07
Diluted	$(0.10)	$0.07	$(0.27)	$0.07

Weighted-average common shares outstanding:
Basic	37,520	37,156	37,455	36,968
Diluted	37,520	37,838	37,455	37,789

Net (loss) income	$(3,689)	$2,832	$(10,354)	$2,535
Other comprehensive income (loss):
Foreign currency translation adjustments	4,434	2,995	(29)	(786)
Comprehensive income (loss)	$745	$5,827	$(10,383)	$1,749

CryoLife, Inc. and Subsidiaries

Financial Highlights

 (In thousands)

	(Unaudited)		(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Products:
BioGlue	$12,437	$17,933	$29,174	$35,155
JOTEC	13,174	17,208	28,642	33,162
On-X	10,116	12,410	22,318	24,141
PhotoFix	880	935	1,922	1,665
PerClot	497	784	1,357	1,834
CardioGenesis cardiac laser therapy	164	1,898	275	3,612
Total products	37,268	51,168	83,688	99,569

Preservation services:
Cardiac tissue	$8,061	$10,500	18,079	19,430
Vascular tissue	8,396	9,471	18,372	19,645
NeoPatch	46	--	61	--
Total preservation services	16,503	19,971	36,512	39,075

Total revenues	$53,771	$71,139	$120,200	$138,644

Revenues:
U.S.	$30,392	$38,239	$66,839	$75,563
International	23,379	32,900	53,361	63,081
Total revenues	$53,771	$71,139	$120,200	$138,644

	(Unaudited)
	June 30,	December 31,
	2020	2019
Cash, cash equivalents, and restricted securities	$126,118	$34,294
Total current assets	287,121	187,390
Total assets	693,254	605,654
Total current liabilities	48,933	45,195
Total liabilities	396,698	319,958
Shareholders’ equity	296,556	285,696

CryoLife, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP

Net (Loss) Income and Diluted (Loss) Income Per Common Share

(In thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
GAAP:
(Loss) income before income taxes	$(4,766)	$2,739	$(12,901)	$1,089
Income tax benefit	(1,077)	(93)	(2,547)	(1,446)
Net (loss) income	$(3,689)	$2,832	$(10,354)	$2,535

Diluted (loss) income per common share	$(0.10)	$0.07	$(0.27)	$0.07

Reconciliation of (loss) income before income taxes,
GAAP to adjusted net (loss) income, non-GAAP
(Loss) income before income taxes, GAAP:	$(4,766)	$2,739	$(12,901)	$1,089
Adjustments:
Amortization expense	3,000	2,557	6,033	5,136
Business development, integration, and severance expense	653	203	1,476	1,312
Corporate rebranding expense	--	--	321	--
Adjusted (loss) income before income taxes,
non-GAAP	(1,113)	5,499	(5,071)	7,537
Income tax (benefit) expense calculated at a
pro forma tax rate of 25%	(278)	1,375	(1,268)	1,884
Adjusted net (loss) income, non-GAAP	$(835)	$4,124	$(3,803)	$5,653

Reconciliation of diluted (loss) income per common share, GAAP to adjusted diluted (loss) income per common share, non-GAAP:
Diluted (loss) income per common share, GAAP:	$(0.10)	$0.07	$(0.27)	$0.07
Adjustments:
Amortization expense	0.08	0.06	0.16	0.13
Business development, integration, and severance expense	0.02	--	0.04	0.03
Corporate rebranding expense	--	--	0.01	--
Tax effect of non-GAAP adjustments	(0.02)	--	(0.05)	(0.03)
Effect of 25% pro forma tax rate	--	(0.02)	0.01	(0.05)
Adjusted diluted (loss) income per common share,
non-GAAP	$(0.02)	$0.11	$(0.10)	$0.15

Diluted weighted-average common
shares outstanding	37,520	37,838	37,455	37,789

CryoLife, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP

Revenues and Adjusted EBITDA

(In thousands, except per share data)

	(Unaudited)			(Unaudited)
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2020	2019	Growth Rate	2020	2019	Growth Rate
Reconciliation of total revenues, GAAP to
total revenues, non-GAAP:
Total revenues, GAAP	$53,771	$71,139	-24%	$120,200	$138,644	-13%
Impact of changes in currency exchange	--	(1,095)		--	(1,723)
Total constant currency revenues, non-GAAP	$53,771	$70,044	-23%	$120,200	$136,921	-12%

	(Unaudited)		(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Reconciliation of net (loss) income, GAAP to
adjusted EBITDA, non-GAAP:
Net (loss) income, GAAP	$(3,689)	$2,832	$(10,354)	$2,535
Adjustments:
Depreciation and amortization expense	4,743	4,381	9,642	8,731
Interest expense	3,652	3,811	7,040	7,705
Stock-based compensation expense	2,510	2,266	5,074	4,119
Business development, integration, and severance expense	653	203	1,476	1,312
Corporate rebranding expense	--	--	321	--
Interest income	(66)	(233)	(168)	(349)
(Income) loss on foreign currency revaluation	(744)	176	2,919	250
Income tax benefit	(1,077)	(93)	(2,547)	(1,446)
Adjusted EBITDA, non-GAAP	$5,982	$13,343	$13,403	$22,857